Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Washington Prime Group, L.P.

Columbus, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2015, relating to the consolidated financial statements of Glimcher Realty Trust, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

September 14, 2015